UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2021

CLOVER HEALTH INVESTMENTS, CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39252	98-1515192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 Cool Springs Blvd, Suite 320
Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201 432-2133

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CLOV	The NASDAQ Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	CLOVW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 7, 2021, Social Capital Hedosophia Holdings Corp. III (“SCH”, and after the Business Combination described herein, the “Company”) consummated the previously announced domestication and mergers (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated October 5, 2020, among Asclepius Merger Sub Inc., a former subsidiary of the Company, Clover Health Investments, Corp., a corporation originally incorporated on July 17, 2014, in the state of Delaware (“Legacy Clover”), and the Company.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC”) issued a public statement (the “Statement”) entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies” (“SPACs”). In the Statement, the SEC staff expressed the view that certain terms and conditions common to warrants issued by SPACs may require the warrants to be classified on the entity’s balance sheet as liabilities of the entity measured at fair value, with changes in fair value reported in earnings each period, rather than as equity.

In connection with the preparation of the Company’s financial statements for the three months ended March 31, 2021, the Company determined that, considering the guidance in the Statement, the Company’s private placement warrants and public warrants (collectively, the “warrants”) originally issued in connection with SCH’s initial public offering in April 2021 should be classified as a liability and marked to fair value each reporting period, rather than equity as originally classified. As of December 31, 2020, there were 27,599,938 public warrants outstanding and 10,933,333 private placement warrants outstanding. For a full description of the warrants, please refer to the Description of Securities included in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021 (the “2020 Form 10-K”).

On May 16, 2021, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), in response to the Statement and after considering the recommendations of and in consultation with management, concluded that the warrants were incorrectly classified as equity in the previously issued financial statements of SCH as of and for the year ended December 31, 2020 (the “SCH 2020 Financial Statements”) included in the Company’s 2020 Form 10-K, and that the SCH 2020 Financial Statements should no longer be relied upon due to the change in classification of the warrants.

Accordingly, investors and others should not rely on the Company’s previously released financial statements and other financial information and disclosures relating to the SCH 2020 Financial Statements. Similarly, any previously furnished or filed reports, press releases, earnings releases, investor presentations or other communications describing the financial results of SCH for any period in the year ended December 31, 2020 (including for the year ended December 31, 2020) should no longer be relied upon. Without limiting the foregoing, investors and others should not rely on historical financial information of SCH contained in the Company’s registration statements on Form S-1 and S-4 (No. 333-252073 and 333-249558, respectively), each of which have been suspended since March 31, 2020, as the Company sought to post-effectively amend those registration statements through filings with the SEC on April 7, 2021.

The Audit Committee and management have discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm, Ernst & Young LLP.

The historical audited financial statements of Legacy Clover included as Exhibit 99.5 to the Company’s Current Report on Form 8-K/A filed with the SEC on April 1, 2021, which replace the SCH 2020 Financial Statements (as predecessor of the Company) in future Company filings, are not affected by the Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Clover Health Investments, Corp.

Date:	May 17, 2021	By:	/s/ Joseph Wagner
Joseph Wagner Chief Financial Officer